U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

May 16, 2008

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RING ENERGY, INC.

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(Name of small business issuer as specified in its charter)

Nevada	333-140024	98-0495938

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(State or other jurisdiction (Commission (I.R.S. Employer

of incorporation) File Number) Identification No.)

301 9th St., Suite 412, Redlands, CA	92373

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(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (909) 798-8394

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(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.14d-2(b))

Item 8.01                   Other Events:

The company announced today the commencement of an accredited investor only private placement offering. The company plans to raise between $900,000 minimum offering and $1,500,000 maximum offering by June 15, 2008. Since the offering is limited to less than thirty-five accredited investors, the offering materials are not deemed appropriate for general distribution, are not attached and will be made available only to those known to be accredited investors. The essential terms of the private placement are as follows:

•	Offering of 500,000 restricted common stock (maximum) at $3.00/share or 300,000 shares minimum, $900,000 to $1,500,000.

•	Offering closes June 15, 2008.

•	Accredited only private placement offering to be sold primarily or exclusively to California investors.

•	Approximately $100,000 of net maximum offering proceeds to be applied for operations, $25,000 for debt repayment and $1,372,000 for oil and gas acquisition, development and operations.

DATED this 16th day of May, 2008.

/s/ Robert “Steve” Owens
Robert “Steve” Owens
President